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Black Knight, Inc.
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BLACK KNIGHT, INC. Annual Meeting Shareholder Engagement June 2019

Disclaimer Forward-Looking Statements This presentation contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: security breaches against our information systems; our ability to maintain and grow our relationships with our customers; changes to the laws, rules and regulations that affect our and our customers’ businesses; our ability to adapt our services to changes in technology or the marketplace; the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation; changes in general economic, business, regulatory and political conditions, particularly as they affect the mortgage industry; risks associated with the availability of data; the effects of our existing leverage on our ability to make acquisitions and invest in our business; our ability to successfully integrate strategic acquisitions; risks associated with our investment in Star Parent, L.P., the indirect parent of The Dun and Bradstreet Corporation; risks associated with our spin-off from Fidelity National Financial, Inc. (“FNF”), including limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission (“SEC”). Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Earnings and Adjusted EPS. These are important financial measures for us, but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company. These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, net earnings, net earnings per share or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. We have not provided a reconciliation of forward-looking Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures, due primarily to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise, as not all of the information necessary for a quantitative reconciliation is available to us without unreasonable effort. See the Appendix for further information. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Metrics” on page 35 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for a reconciliation of these measures to the most directly comparable GAAP measures. 2 Confidential, Proprietary and/or Trade Secret TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

Data and analytics solutions for mortgage, real estate, and capital markets verticals 3 Business Snapshot Confidential, Proprietary and/or Trade Secret TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. Black Knight (NYSE: BKI) is a leading provider of integrated software, data and analytics solutions that facilitate and automate many of the business processes across the homeownership cycle Our Transformational History Jan. 2014 Lender Processing Services, Inc. is acquired by Fidelity National Financial (FNF) and renamed Black Knight Financial Services; transaction led by FNF Chairman, William Foley II May 2015 April 2018 Sept. 2017 Black Knight begins trading on the NYSE under ticker symbol “BKFS” after a successful IPO at $24.50 per share; FNF held majority stake. FNF spins off its remaining interest. As a newly independent company, Black Knight, Inc. begins trading on NYSE under ticker symbol “BKI” Anthony Jabbour is named Chief Executive Officer Software Solutions Data and Analytics Software and hosting solutions that support loan servicing, loan origination and settlement services Software-as-a-Service End-to-End, Mission-Critical Platforms Integrated Business Intelligence Comprehensive Data Assets Modeling and Insights Delivery Across Black Knight Ecosystem

4 Performance Highlights Confidential, Proprietary and/or Trade Secret TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. Since our spin-off from Fidelity National Financial, we have delivered robust shareholder returns and financial and operational results Total Shareholder Return (October 2, 2017 – June 4, 2019)1 Source: S&P Capital IQ Total Shareholder Return from April 2, 2018 through June 4, 2019 41% 13% 5.9% Increase 2018 Revenues $1.1 Billion 7.3% Increase 2018 Adj. EBITDA $542.5 Million 35.5% Increase 2018 Adj. EPS $1.87 per share 2018 Performance Highlights Anthony Jabbour assumed the role of CEO in April 2018 with the primary focus of growing the company after its transformational period. Total Shareholder Return has been over 26% during his tenure vs. 10% for the Russell 3000(2) Former CEO Tom Sanzone led BKI through its transformation while positioning it for future success by maximizing operational efficiency -20% -10% 0% 10% 20% 30% 40% 50% Oct-17 Mar-18 Aug-18 Jan-19 Jun-19 Black Knight Inc. Russell 3000

Best-In-Class Leadership

Our industry-leading talent and highly engaged Board have overseen our transformation and are driving strong growth and performance

Executive Leadership Team

Our Executive Chairman and CEO work together closely to drive company success

William P. (Bill) Foley II, Executive Chairman *(since Jan. 2014)*



- *Chairman, Fidelity National Financial (FNF)*
- *Former CEO, President & Executive Chair, FNF*
- *Former Chairman of Board, FIS*

- Founder of Fidelity National Financial, the largest title insurer in the US, and has served as Chairman since 1984
- Served as Chairman and Vice Chairman at FIS between 2006 and 2017, where he worked with Anthony Jabbour
- His strategic vision, deep knowledge of our business and industry, and demonstrated history of creating shareholder value and successfully executing mergers and acquisitions are high-value assets to our company

Anthony Jabbour, CEO *(since Apr. 2018)*



Former Co-COO and Corporate Executive Vice President, Fidelity National Information Services (FIS)

- Strong leader with track record of driving growth and building relationships with employees, investors and customers
- During his tenure with FIS (~$39B market capitalization) from 2004 to 2018, Anthony helped lead the company through a solid combination of organic growth, product expansion, market penetration and strategic acquisitions

Independent Directors

Thomas Hagerty	Managing Director, THL[1]
David Hunt	Private Investor
Richard Massey	Partner, Westrock Capital
Ganesh Rao	Managing Director, THL[1]
John Rood	Founder & Chairman, The Vestcor Companies

Board Recruitment

The Board considers several criteria when recommending director nominees, including diversity of viewpoints, background, experience, and other demographics, including candidates with a diversity of ***age, gender, nationality, race, ethnicity, and sexual orientation***

(1) Affiliates of THL formerly held a large minority stake in Black Knight. As of May 11, 2018, THL held no shares of Black Knight common stock and is no longer considered a related party.

5

Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate.
© 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

6 Strong Pay and Performance Alignment Confidential, Proprietary and/or Trade Secret TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. A large portion of each NEO’s total annual compensation is linked to performance goals that are intended to deliver measurable results and align our executives with shareholders Base Salary Annual Cash Incentive Long-term Incentive Adjusted Revenues (20%) Adjusted EBITDA (20%) Adjusted EPS (20%)* New Sales Contract Value (30%)* Financial Metrics (90%) Risk Metrics (10%) Performance-Based Restricted Stock One-time CEO Make-Whole Grant In order to convince our CEO to join Black Knight and make him whole for the value of the equity awards forfeited upon leaving FIS, the Compensation Committee granted our CEO a one-time award approximately equal to the value and vesting conditions of the FIS equity awards 3-year vesting period; based on 1-year Adjusted EBITDA, which reflects our ability to convert revenue into operating profits for shareholders and progress toward achieving long-term strategy Provides executives with a level of assured, regularly paid cash compensation that is competitive and reasonable Qualitative risk-based performance criteria to incentivize executives to manage and mitigate risk* Excluding the make-whole payment, our CEO is compensated in line with his former role at FIS In order to attract Anthony Jabbour, a strong candidate with a history of driving growth and building relationships with stakeholders, we had to pay at a competitive level at the higher end of our peer group Our compensation program has historically received support from >94% of our shareholders since we became a public company CEO Pay Mix** Executive Chair Pay Mix 90% at-risk **Est. go-forward pay mix excluding one-time make-whole grant 95% at-risk *Indicates new metric for 2018 annual incentive program Salary , 5% Annual Bonus , 29% Performance - Based Stock , 66% Other Benefits , 0.1% Salary , 5% Annual Bonus , 27% Performance - Based Stock , 64% Other Benefits , 4%

7 Newly Independent Public Company Committed to Shareholder-Friendly Governance Confidential, Proprietary and/or Trade Secret TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. Declassification of the Board in Progress Adoption of Majority Vote Standard Subject to shareholder approval, the Board of Directors will begin to declassify and transition to annual elections for all director nominees Beginning in 2020, directors whose terms expire will be elected for one-year terms by shareholders, which will increase board accountability By 2022, all directors will be elected annually Since our IPO, Black Knight has operated with a plurality voting standard for all uncontested director elections This year, in an effort to proactively improve our governance structures and enhance shareholder rights, we are adopting a majority voting standard for all uncontested director elections Majority Independent Directors 100% Independence of Directors on Key Committees Robust Stock Ownership Guidelines Right to Act by Written Consent No Supermajority Vote Provisions No Poison Pill We are continuously making enhancements to our corporate governance practices to improve the rights of our shareholders and increase board transparency and accountability

APPENDIX

Adjusted Revenues – We define Adjusted Revenues as Revenues adjusted to include the revenues that were not recorded by Black Knight during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. These adjustments are reflected in Corporate and Other. Adjusted EBITDA – We define Adjusted EBITDA as Net earnings, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to: (i) Depreciation and amortization; (ii) Impairment charges; (iii) Interest expense, net; (iv) Income tax expense (benefit); (v) Equity in earnings (losses) of unconsolidated affiliates; (vi) Other expense, net; (vii) deferred revenue purchase accounting adjustment; (viii) equity-based compensation, including related payroll taxes; (ix) costs associated with debt and/or equity offerings, including the spin-off of Black Knight from FNF (the “Distribution”); (x) spin-off related transition costs; (xi) acquisition-related costs, including ongoing costs pursuant to a purchase agreement; and (xii) costs associated with executive transition. These adjustments are reflected in Corporate and Other. Adjusted Net Earnings – We define Adjusted Net Earnings as Net earnings with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to: (i) the net incremental depreciation and amortization adjustments associated with the application of purchase accounting; (ii) deferred revenue purchase accounting adjustment; (iii) equity-based compensation, including related payroll taxes; (iv) costs associated with debt and/or equity offerings, including the Distribution; (v) spin-off related transition costs; (vi) acquisition-related costs, including ongoing costs pursuant to a purchase agreement; (vii) costs associated with executive transition; (viii) significant legal and regulatory matters; (ix) equity in earnings (losses) of unconsolidated affiliates; and (x) adjustment for income tax primarily related to assuming the conversion of all the shares of Class B common stock into shares of Class A common stock prior to the Distribution, the tax effect of the non-GAAP adjustments, the revaluation of our net deferred tax liability related to purchase accounting, equity-based compensation and debt modifications and the deferred tax revaluation adjustment as a result of the Tax Cuts and Jobs Act of 2017. Adjusted EPS – Adjusted EPS is calculated by dividing Adjusted Net Earnings by the diluted weighted average shares of common stock outstanding. Non-GAAP Financial Measures 9 Confidential, Proprietary and/or Trade Secret TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate. © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.